Third Amendment to Amended and Restated
Limited Liability Company Agreement of
Southstar Energy Services LLC

This THIRD AMENDMENT (the “Amendment”) TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of SOUTHSTAR ENERGY SERVICES LLC, a Delaware limited liability company (the “Company”), is made as of this 29th day of July, 2009, by and between Georgia Natural Gas Company and Piedmont Energy Company, as the current Members of the Company.

WITNESSETH

WHEREAS, the Members have entered into that certain Amended and Restated Limited Liability Company Agreement effective as of January 1, 2004, as amended by that certain First Amendment to Amended and Restated Limited Liability Company Agreement dated as of July 31, 2006, by that certain Second Amendment to Amended and Restated Limited Liability Company Agreement dated as of July 2, 2009, and by various Written Consents of the Executive Committee of the Company (as amended, the “Agreement”); and

WHEREAS, the Members have been involved in litigation related to the meaning and effect of certain provisions of the Agreement; and

WHEREAS, the Members have reached a mutually agreeable settlement of that litigation pursuant to which they have agreed to certain further amendments of the Agreement as set forth herein.

NOW THEREFORE, in consideration of the sum of Ten and No/100 Dollars ($10.00), the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members agree as follows:

1.	All capitalized terms not otherwise defined in this Amendment shall have the same meaning as set forth in the Agreement.

2.	Effective as of January 1, 2010, and as a reflection of the execution of that certain Conveyance and Assignment Agreement from Piedmont to GNGC also effective as of January 1, 2010, Exhibit D to the Agreement is hereby amended by deleting the current respective Company Interests of Piedmont Energy Company and Georgia Natural Gas Company and by inserting in their place a Company Interest for Piedmont Energy Company of 15% and for Georgia Natural Gas Company of 85%.

3.	Effective as of January 1, 2010, Exhibit D to the Agreement is hereby amended by deleting the current respective Allocable Shares of Piedmont Energy Company and Georgia Natural Gas Company and by inserting in their place an Allocable Share for Piedmont Energy Company of 15% and for Georgia Natural Gas Company of 85%.

4.	Effective as of the date hereof, the Agreement is hereby amended by deleting Section 12.3(b) of the Agreement in its entirety, and GNGC hereby irrevocably waives any right to exercise any such purchase option found in Section 12.3(b) of the Agreement with respect to any portion of Piedmont’s Company Interest.

5.	Effective as of the date hereof, the Agreement is hereby amended by deleting the second sentence of Section 10.1 in its entirety and replacing it with the following sentence:

“No later than 90 days after the end of the Fiscal Year, the Company shall make an annual distribution to its Members equal to no less than 100% of its Company Income for that immediately preceding Fiscal Year, unless otherwise determined by a Unanimous Vote of the Members.”

6.	Effective as of January 1, 2010, the Agreement is hereby amended by adding the following clause at the beginning of the first sentence of Section 8.1(a)(6) and Section 8.1(a)(13):

“Except as permitted pursuant to Section 8.1(f), “

And by adding the following new Section 8.1(f):

“(f) Notwithstanding the provisions of Section 8.1(a) above, the Company may, upon the affirmative vote of the holders of a majority of the Company Interests, solicit and incur commercially reasonable levels of secured or unsecured debt in excess of the restrictions imposed by the Operating Policy in conjunction with the pursuit of the Company’s business, provided that such debt is non-recourse in nature with respect to the Members.”

7.	The Members agree that, other than the specific amendments set forth herein, the Agreement remains unaltered and in full force and effect.

8.	This Amendment may be executed in counterparts, which, when assembled, shall constitute one and the same counterpart.

[Signatures on next page]

In witness whereof, the Members have caused their authorized officers to execute this Amendment as of the date and year first written above.

GEORGIA NATURAL GAS COMPANY
By: /s Andrew W. Evans
Name: Andrew W. Evans
Title: EVP and CFO

PIEDMONT ENERGY COMPANY
By: /s Thomas E. Skains
Name: Thomas E. Skains
Title: Chairman and President